Exhibit 10.3

SUBSCRIPTION AND SHARE PAYMENT AGREEMENT

Dated as of July 17, 2026

between

VIRTUAL GRID INC.

and

AETHER HOLDINGS, INC.

RECITALS

A. Virtual Grid is an Alberta corporation and proposes to issue equity securities and an equal number of common share purchase warrants to Aether as a strategic investor.

B. Aether is a Delaware corporation whose common stock is listed on the Nasdaq Capital Market under the symbol ATHR and will pay the subscription price by issuing Aether common shares to Virtual Grid.

C. The subscription agreement (the “Agreement”) forms part of the transactions contemplated by the memorandum of understanding dated June 15, 2026 and the related commercial agreements between the parties.

1. Definitions

“Aether Common Shares” means shares of common stock of Aether, listed on the Nasdaq Capital Market under the symbol ATHR.

“Aether Share Consideration” means the Aether Common Shares issued by Aether to Virtual Grid as payment of the Subscription Price.

“Bank of Canada Rate” means the Bank of Canada daily exchange rate for USD/CAD on the Business Day immediately preceding the Closing Date, or if unavailable, another authoritative rate agreed by the parties.

“Closing” means completion of the issuance of Purchased Securities by Virtual Grid and the issuance of Aether Share Consideration by Aether.

“Closing Date” means July 17, 2026.

“Purchased Securities” means the Subscription Shares and Warrants issued by Virtual Grid to Aether under this Agreement.

“Nasdaq Minimum Price” means the lower of: (a) the Nasdaq Official Closing Price of the Aether Common Shares immediately preceding the signing of this binding Agreement; and (b) the average Nasdaq official closing price of the Aether Common Shares for the five trading days immediately preceding the signing of this binding Agreement, in each case determined in good faith by Aether consistently with Nasdaq Listing Rule 5635(d), based on the time of signing, and certified to Virtual Grid at Closing.

“Subscription Price” means US$360,000, converted to Canadian dollars at the Bank of Canada Rate solely for purposes of calculating the number of Subscription Shares and Warrants.

“Subscription Shares” means common shares in the capital of Virtual Grid, or another equity security approved by Virtual Grid in writing, issued to Aether under this Agreement.

“Virtual Grid Valuation” means a pre-money valuation of US$25,000,000 on a fully diluted, as-converted basis immediately before Closing.

“Warrants” means common share purchase warrants of Virtual Grid, each exercisable for one common share for one year after Closing at the same per-share valuation used to issue the Subscription Shares.

Subscription and Share Payment Agreement

2. Subscription; Payment in Aether Shares

2.1 Subscription. At Closing, Aether subscribes for, and Virtual Grid will issue to Aether, the Subscription Shares and an equal number of Warrants on the terms of this Agreement.

2.2 Subscription Price. The Subscription Price is US$360,000. For purposes of determining the number of Subscription Shares and Warrants, the Subscription Price will be converted to Canadian dollars at the Bank of Canada Rate and divided by the per-share price implied by the Virtual Grid Valuation immediately before Closing.

2.3 Payment by Aether Common Shares. Aether will pay the Subscription Price at Closing by issuing to Virtual Grid the number of Aether Common Shares equal to the Subscription Price divided by the Nasdaq Minimum Price, rounded down to the nearest whole share, subject to Section 2.4. Aether may not satisfy the Subscription Price with services, credits, set-off, future promises or other non-cash consideration except for the Aether Common Shares expressly required by this Agreement.

2.4 Aether share value. For purposes of payment, each Aether Common Share is valued at the Nasdaq Minimum Price. The Aether Common Shares must be duly authorized, validly issued, fully paid, non-assessable and free of liens, other than restrictions under securities laws and the contractual lock-up in this Agreement.

2.5 Warrants. At Closing, Virtual Grid will issue to Aether Warrants for the same number of common shares as the Subscription Shares. The Warrants will expire at 5:00 p.m. Vancouver time on July 17, 2031 and will have an exercise price equal to the per-share price used to issue the Subscription Shares.

2.6 Down-Round Valuation True-Up.

(a) Qualifying Down-Round Financing. If, at any time during the twenty-four (24) months following the Closing Date, Virtual Grid completes a bona fide arm’s-length equity financing for cash proceeds of not less than US$1,000,000 (a “Qualifying Financing”) at an implied pre-money valuation of Virtual Grid, on a fully diluted and as-converted basis, of less than US$25,000,000 (a “Down-Round Financing”), Virtual Grid shall provide Aether with the true-up rights set forth in this Section 2.6.

(b) Excluded Issuances. A “Qualifying Financing” shall not include: (i) issuances pursuant to equity incentive plans for employees, directors, consultants or advisors; (ii) issuances upon the exercise, conversion or exchange of securities outstanding as of the Closing Date; (iii) stock splits, stock dividends, recapitalizations or similar corporate transactions; (iv) securities issued in connection with acquisitions, joint ventures, commercial arrangements, equipment financings or strategic transactions not principally intended to raise equity capital; or (v) securities issued as consideration for bona fide services. No issuance shall be treated as an Excluded Issuance if structured primarily to avoid the operation of this Section 2.6.

(c) Effective Financing Price. For purposes of this Section 2.6, the “Effective Financing Price” means the lowest cash price per common share of Virtual Grid, calculated on an as-converted basis, paid by investors in the Down-Round Financing. If the securities issued in the Down-Round Financing are denominated in a currency other than Canadian dollars, the Effective Financing Price shall be converted into Canadian dollars using the Bank of Canada Rate on the Business Day immediately preceding the closing of the Down-Round Financing.

(d) True-Up Shares. Within five (5) Business Days following the closing of a Down-Round Financing, Virtual Grid shall issue to Aether, for no additional consideration, such number of additional common shares of Virtual Grid (the “True-Up Shares”) as is equal to:

(Canadian Dollar Subscription Price ÷ Effective Financing Price) – Aggregate Aether Subscription Shares

Subscription and Share Payment Agreement

where:

(i) “Canadian Dollar Subscription Price” means the Canadian-dollar amount used to calculate the Subscription Shares under Section 2.2;

(ii) “Aggregate Aether Subscription Shares” means the aggregate number of Subscription Shares and True-Up Shares previously issued to Aether under this Agreement; and

(iii) the number of True-Up Shares shall be rounded up to the nearest whole share.

If the calculation produces a zero or negative number, no True-Up Shares shall be issued.

(e) True-Up Warrants. At the same time that Virtual Grid issues any True-Up Shares, Virtual Grid shall issue to Aether, for no additional consideration, a number of additional Warrants equal to the number of True-Up Shares (the “True-Up Warrants”). The True-Up Warrants shall otherwise have terms no less favorable to Aether than the Warrants issued at Closing, including the same expiration date.

(f) Warrant Exercise Price Adjustment. Upon a Down-Round Financing, the exercise price of all Warrants held by Aether, including the original Warrants and any True-Up Warrants, shall automatically be reduced to the Effective Financing Price. Virtual Grid shall promptly execute and deliver any amendment, replacement warrant certificate or other documentation reasonably required to give effect to such adjustment.

(g) Cumulative Adjustment. The true-up right in this Section 2.6 shall apply cumulatively to each subsequent Down-Round Financing during the applicable twenty-four (24)-month period. For avoidance of doubt, Aether shall be entitled to receive additional True-Up Shares and True-Up Warrants only to the extent necessary to reflect the lowest Effective Financing Price in any Down-Round Financing occurring during such period.

(h) Notice and Information Rights. Virtual Grid shall provide Aether with written notice of any proposed Qualifying Financing at least ten (10) Business Days before closing, including the proposed valuation, price per share, capitalization table, principal transaction terms and proposed closing date. Within five (5) Business Days after closing, Virtual Grid shall provide Aether with final documentation reasonably evidencing the calculation of the Effective Financing Price and the True-Up Shares.

(i) No Cash Alternative. Virtual Grid’s obligations under this Section 2.6 shall be satisfied solely through the issuance of True-Up Shares and True-Up Warrants, and Aether shall not be required to pay any additional consideration in connection with such issuance.

3. Closing

3.1 Closing mechanics. Closing will occur electronically on the Closing Date or by such other method as Virtual Grid approves. Deliveries may be made by PDF, electronic signature, book-entry statement, wire confirmation and officer confirmation where appropriate.

3.2 Aether deliveries. At Closing, Aether will deliver: (a) executed transaction documents; (b) board approval authorizing the transaction and issuance of the Aether Share Consideration; (c) evidence of book entry issuance of the Aether Common Shares to Virtual Grid or its designated account; and (d) information reasonably required to calculate the Nasdaq Minimum Price.

3.3 Virtual Grid deliveries. At Closing, Virtual Grid will deliver: (a) executed transaction documents; (b) board approval authorizing the transaction and issuance of the Purchased Securities; (c) evidence of issuance of the Subscription Shares to Aether; and (d) the Warrant certificate.

3.4 Conditions for Virtual Grid benefit. Virtual Grid’s obligation to close is subject to Aether’s representations being true, Aether having performed its covenants, no legal restraint preventing Closing, Aether having issued the maximum lawful Aether Common Shares, and the commercial agreements being executed.

3.5 Conditions for Aether benefit. Aether’s obligation to close is subject to Virtual Grid’s representations being true, Virtual Grid having performed its covenants, no legal restraint preventing Closing, the commercial agreements being executed and Virtual Grid having issued the Subscription Shares.

Subscription and Share Payment Agreement

4. Virtual Grid Representations

4.1 Organization and authority. Virtual Grid is duly incorporated and validly existing under the laws of Alberta and has the corporate power to enter into this Agreement and issue the Purchased Securities.

4.2 Authorization. Virtual Grid has authorized the execution, delivery and performance of this Agreement and the issuance of the Purchased Securities. This Agreement is a valid and binding obligation of Virtual Grid, enforceable in accordance with its terms, subject to bankruptcy, insolvency and equitable principles.

4.3 Issuance. When issued under this Agreement, the Subscription Shares will be validly issued as fully paid and non-assessable shares in the capital of Virtual Grid. When exercised in accordance with their terms, the Warrants will be exercisable for common shares reserved or otherwise available for issuance by Virtual Grid.

4.4 Subscription Shares. The Subscription Shares issued to Aether will be duly authorized, validly issued, fully paid and non-assessable; issued in compliance with applicable securities laws and free of liens.

4.5 Investment intent. Virtual Grid is acquiring the Aether Common Shares as principal for investment, not with a view to unlawful distribution, and is able to evaluate and bear the economic risk of the investment. Virtual Grid is an accredited investor or is relying on another available prospectus exemption accepted by Aether before Closing.

4.6 No reliance. Virtual Grid has conducted its own review and is not relying on any representation by Aether except the express representations in this Agreement. Virtual Grid understands that Aether is an early-stage company and that the Aether Common Shares are speculative and subject to resale restrictions.

4.7 Compliance. Virtual Grid and its representatives have not violated anti-corruption, sanctions, export-control, anti-money-laundering or similar laws in connection with the transaction and will not use the Aether Common Shares or commercial rights for any unlawful purpose.

5. Aether Representations

5.1 Organization and authority. Aether is duly incorporated and validly existing under the laws of Delaware and has the corporate power to enter into this Agreement, issue the Aether Share Consideration and perform its obligations.

5.2 Authorization and no approval gap. Aether has authorized the execution, delivery and performance of this Agreement and the issuance of the Aether Share Consideration. No Aether stockholder approval, Nasdaq approval, governmental approval or third party consent is required for Aether to issue the maximum Aether Share Consideration required by this Agreement, except for any step completed before Closing.

5.3 Aether Common Shares. The Aether Common Shares issued to Virtual Grid will be duly authorized, validly issued, fully paid and non-assessable; issued in compliance with applicable U.S. securities laws, state securities laws and Nasdaq rules; and free of liens, other than securities-law restrictions and the contractual lock-up in this Agreement.

5.4 SEC and Nasdaq status. Aether is responsible for all SEC, Nasdaq, transfer-agent and U.S. securities-law matters relating to the Aether Share Consideration. Aether is current in all material respects with SEC reporting and Nasdaq listing obligations required for the lawful issuance and resale pathway contemplated by this Agreement.

5.5 No material non-public information. Aether has not provided Virtual Grid with material non-public information about Aether other than the existence and terms of the transaction, and Aether will ensure that any information required to be publicly announced or filed by Aether is announced or filed in compliance with applicable law and Nasdaq rules.

Subscription and Share Payment Agreement

5.6 Investment intent. Aether is acquiring the Purchased Securities as principal for investment, not with a view to unlawful distribution, and is able to evaluate and bear the economic risk of the investment. Aether is an accredited investor or is relying on another available prospectus exemption accepted by Virtual Grid before Closing.

5.7 No reliance. Aether has conducted its own review and is not relying on any representation by Virtual Grid except the express representations in this Agreement. Aether understands that Virtual Grid is an early-stage private company and that the Purchased Securities are speculative and subject to resale restrictions.

5.8 Compliance. Aether and its representatives have not violated anti-corruption, sanctions, export-control, anti-money-laundering or similar laws in connection with the transaction and will not use the Purchased Securities or commercial rights for any unlawful purpose.

6. Lock-Up; Resale and Registration Rights for Virtual Grid

6.1 Contractual lock-up. Virtual Grid will not effect a public resale of the Aether Common Shares for 12 months after Closing. This restriction does not prohibit private transfers to an Affiliate, internal reorganization vehicle, financing vehicle, custodian, nominee or private purchaser that agrees to be bound by the remaining lock-up; pledges to recognized financial institutions; transfers by operation of law; or transfers in a bona fide tender offer, merger, arrangement, exchange offer or other change-of-control transaction involving Aether.

6.2 No short sales. During the lock-up period, Virtual Grid will not engage in short sales, hedging transactions or public derivative transactions designed to dispose of the economic risk of ownership of the Aether Common Shares.

6.3 Aether resale support. In consideration of the lock-up, Aether will use commercially reasonable efforts to keep the Aether Common Shares listed on Nasdaq, remain current with required SEC reports, and provide transfer-agent instructions, legend-removal support, seller questionnaires, selling-stockholder information requests, and other resale support reasonably requested by Virtual Grid when resale is legally permitted.

6.5 Legend removal. Aether will assist Virtual Grid and work with its transfer agent to remove restrictive legends and permit book-entry transferability when legally permitted. Aether may not impose additional contractual transfer conditions not contained in this Agreement.

7. Virtual Grid Public-Market Transaction Cooperation

7.1 Cooperation covenant. If Virtual Grid’s board approves an initial public offering, reverse takeover, qualifying transaction, SPAC or CPC transaction, exchange listing, plan of arrangement, amalgamation, continuance, share exchange, merger, capital reorganization, sale of all or substantially all shares or assets, or other transaction intended to take Virtual Grid or its business public or create public-market liquidity, Aether will cooperate fully and in good faith to complete that transaction.

7.2 Required actions. At Virtual Grid’s reasonable request, Aether will vote or consent in favour, tender or exchange its securities, execute transaction documents on the same economic terms as other holders of the same class, waive dissent, appraisal, pre-emptive, rights of first refusal and similar rights to the extent necessary, accept customary exchange, escrow or lock-up mechanics required by an exchange, underwriter, sponsor or regulator, and take other reasonable actions requested by Virtual Grid to avoid delaying or impairing the transaction.

Subscription and Share Payment Agreement

8. Covenants

8.1 Aether public-company covenants. Aether will comply with all SEC, Nasdaq, transfer-agent and securities-law obligations relating to the Aether Share Consideration, will not knowingly take action that would impair Virtual Grid’s resale pathway, and will promptly notify Virtual Grid of any event that could materially affect issuance, listing, legend removal or resale of the Aether Common Shares.

8.2 Confidentiality and announcements. The parties will coordinate public announcements and regulatory filings concerning the transaction. Aether may make filings required by law or Nasdaq rules, but will give Virtual Grid a reasonable opportunity to review transaction descriptions before filing where practicable.

9. Indemnity

9.1 Aether indemnity. Aether will indemnify Virtual Grid from losses arising from Aether’s material breach of its representations in Section 5.

9.2 Virtual Grid indemnity. Virtual Grid will indemnify Aether from losses arising from Virtual Grid’s material breach of its representations in Section 4.

10. Governing Law and Forum

10.1 New York law. This Agreement and any dispute arising out of or relating to it are governed by the laws of New York, without regard to conflict of law rules. The corporate authorization and validity of securities issued by a party are governed by the corporate law of that party’s jurisdiction of incorporation. U.S. federal securities laws, state securities laws and Nasdaq rules govern Aether’s issuance and resale obligations to the extent applicable.

10.2 New York forum. The courts sitting in New York, New York have exclusive jurisdiction over disputes arising out of or relating to this Agreement, except for proceedings that must be brought in another forum to enforce securities-law, Nasdaq, transfer-agent or injunctive relief rights.

11. General

11.1 Assignment. Both parties may not assign this Agreement or any Purchased Securities except in compliance with law and with each party’s prior written consent.

11.2 Amendments and waivers. Amendments and waivers must be in writing signed by the party to be bound. A waiver on one occasion is not a waiver on another occasion.

11.3 Counterparts and electronic signatures. This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and together constitute one instrument.

Subscription and Share Payment Agreement

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

VIRTUAL GRID INC.		AETHER HOLDINGS, INC.

By:	/s/ John Hawes	By:	/s/ Nicolas Lin
Name:	John Hawes	Name:	Nicolas Lin
Title:	COO	Title:	Chairman and CEO

Subscription and Share Payment Agreement